UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

SQUARE 1 FINANCIAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	20-187698
(State of incorporation or organization)	(IRS Employer Identification No.)

406 Blackwell Street, Suite 240, Durham, North Carolina	27701
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Common Stock, $0.01 Par Value	The NASDAQ Stock Market LLC
(Title of each class to be so registered)	(Name of each exchange on which each class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration file number to which this form relates: 333-193197

(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered

Square 1 Financial, Inc. (the “Registrant”) hereby incorporates by reference the description of its common stock, $0.01 par value per share, to be registered hereunder contained under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (No. 333-193197), as originally filed with the Securities and Exchange Commission (the “Commission”) on January 6, 2014, as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will be deemed to be incorporated by reference herein.

Item 2.	Exhibits

In accordance with the “Instructions as to Exhibits” with respect to the Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

SQUARE 1 FINANCIAL, INC.

Date: March 24, 2014	By:	/s/ Douglas H. Bowers
Douglas H. Bowers
President and Chief Executive Officer